FOR MORE INFORMATION Jonathan Freedman 212.778.8913
For Immediate Release
Jefferies Financial Group Inc. (NYSE: JEF)
March 28, 2023
Jefferies Announces First Quarter 2023 Financial Results

Q1 Financial Highlights
•Net earnings attributable to common shareholders of $134 million, or $0.54 per diluted share
•Annualized return on adjusted tangible equity of 7.1%1
•Total net revenues of $1.28 billion
➢    Investment Banking net revenues of $568 million, slightly above the fourth quarter, with increases in both equity and debt underwriting offsetting a decline in advisory
➢ Capital Markets net revenues of $639 million, our fourth highest quarter ever
➢ Asset Management net revenues (before allocated net interest2) of $82 million, including $70 million of asset management fees and revenues and investment return, and $12 million of merchant banking revenue
•On January 13, 2023, we completed the distribution of all the outstanding shares of common stock of Vitesse Energy, Inc. held by us, resulting in a distribution of capital of $527 million
•Repurchased 2.6 million shares of common stock for $98 million, at an average price of $38.01 per share, in connection with net-share settlements under our equity compensation plan
“We are pleased with our first quarter results. Despite the significant decline in M&A activity and a continued lull in the IPO and leveraged finance markets, our Investment Banking business continues to build on our momentum and growing market position. The capital markets continue to be challenging and we are continuing to serve our clients in the best ways possible and they are rewarding us with increased market share. Our team has never been stronger and we continue to attract top talent who increasingly view Jefferies as the firm of choice. We do not know when the capital markets will return to some version of normalcy, but our plan is to be well positioned to gain even further market share and take advantage of the dislocations affecting our industry.
“Our Capital Markets business achieved the fourth highest all-time quarterly revenues of $639 million, which is an increase of $160 million, or 33%, versus the prior year comparable quarter, driven by strength across our diversified Fixed Income and Equities businesses. Fixed Income net revenues increased 63% from the prior year comparable quarter reflecting strong results from our credit businesses. Equities net revenues increased 11% from the prior year comparable quarter with strong performance in our global convertibles and cash businesses. Asset Management also generated consistent revenues versus our prior year quarter after adjusting for the revenues attributable to our interests in Idaho Timber and Vitesse which were disposed of over the course of 2022.
"While our overall return on adjusted tangible equity of 7.1% for the quarter is lower than we would like, we believe the results are reasonable given the current environment. We remain optimistic about our ability to deliver much better results when the capital markets return to some version of normalcy."
Richard Handler, CEO, and Brian Friedman, President
Quarterly Cash Dividend
The Jefferies Board of Directors declared a quarterly cash dividend equal to $0.30 per Jefferies common share, payable on May 26, 2023 to record holders of Jefferies common shares on May 15, 2023. We currently have a $250 million authorization for future share repurchases.

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Financial Summary

(Dollars in thousands, except per share amounts)	Three Months Ended February 28,
	2023	2022[14]	% Change
Net revenues:
Investment Banking and Capital Markets	$1,207,291	$1,462,365	(17)%
Asset Management	78,296	226,832	(65)%
Other	(2,095)	3,645	N/M
Net revenues	1,283,492	1,692,842	(24)%
Net earnings before income taxes	158,018	392,332	(60)%
Income tax expense	28,694	64,357	(55)%
Net earnings	129,324	327,975	(61)%
Net loss attributable to noncontrolling interests	(6,055)	(969)	525%
Net loss attributable to redeemable noncontrolling interests	(256)	(573)	(55)%
Preferred stock dividends	2,016	2,070	(3)%
Net earnings attributable to Jefferies Financial Group Inc.	$133,619	$327,447	(59)%
Basic earnings per common share	$0.56	$1.26	(56)%
Weighted average shares	239,101	257,552
Diluted earnings per common share	$0.54	$1.23	(56)%
Weighted average diluted shares	248,095	266,571
Annualized return on adjusted tangible equity[1]	7.1%	16.2%

N/M — Not Meaningful

Highlights

Three Months Ended February 28, 2023

•Net earnings attributable to common shareholders of $134 million, or $0.54 per diluted share.
•Repurchased 2.6 million shares of common stock for $98 million, at an average price of $38.01 per share, in connection with net-share settlements related to our equity compensation plans.
•We had 233.5 million shares outstanding and 253.8 million shares outstanding on a fully diluted basis[3] at February 28, 2023. Our book value per share was $41.77 and tangible book value per fully diluted share[4] was $31.51 at February 28, 2023.
•Effective tax rate of 18.2%, lower than normal due to excess tax benefits from restricted stock unit conversions.

Investment Banking and Capital Markets
•Investment Banking net revenues were $568 million, as global mergers and acquisitions volume and deal value declined across most sectors. Our debt and equity underwriting net revenues were lower than the same quarter last year, consistent with a reduction in industry-wide deal activity.
•Capital Markets net revenues of $639 million were significantly higher as compared to the prior year quarter. Equities and Fixed Income net revenues benefitted from a more stable trading environment than in the prior year period and a strong contribution from our international businesses.

Asset Management
•Asset Management net revenues reflect improved investment returns due to better overall performance across our strategies as compared to the prior year period. Management fees and revenues were modestly lower reflecting a more challenging trading environment in 2022, which impacted performance fees recognized during the first quarter of 2023 as compared to the recognition of 2021 performance in the prior year comparable quarter.
•Revenues from our merchant banking activities have declined substantially primarily as a result of the sale of our interests in Idaho Timber in 2022 and the January spin-off of our interests in Vitesse, as the results of those activities are no longer included in our results.

* * * *

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Amounts herein pertaining to February 28, 2023 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”). More information on our results of operations for the three months ended February 28, 2023 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC, which we expect to file on or about April 10, 2023.
This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current views and include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” "would," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC. We undertake no obligation to update or revise any such forward-looking statement to reflect subsequent circumstances.
Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

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Selected Financial Information

(Amounts in Thousands) (Unaudited)	Quarter Ended
	February 28, 2023	November 30, 2022	February 28, 2022[14]
Net revenues by source:
Advisory	$297,178	$381,412	$543,769
Equity underwriting	125,445	109,439	156,100
Debt underwriting	80,175	61,731	245,178
Total underwriting	205,620	171,170	401,278
Other investment banking	65,132	15,892	37,470
Total Investment Banking	567,930	568,474	982,517
Equities	308,661	251,280	277,047
Fixed income	330,700	226,680	202,801
Total Capital Markets	639,361	477,960	479,848
Total Investment Banking and Capital Markets Net revenues[5]	1,207,291	1,046,434	1,462,365
Asset management fees and revenues[6]	39,097	13,440	44,502
Investment return[2]	31,033	156,613	8,889
Merchant banking	11,608	231,805	185,791
Allocated net interest[2]	(3,442)	(6,630)	(12,350)
Total Asset Management Net revenues	78,296	395,228	226,832
Other	(2,095)	(3,580)	3,645
Total Net revenues by source	$1,283,492	$1,438,082	$1,692,842

Non-interest expenses:
Compensation and benefits	$703,058	$659,121	$790,752
Floor brokerage and clearing fees	80,474	85,143	83,961
Underwriting costs	13,207	9,076	8,128
Technology and communications	113,385	114,957	107,016
Occupancy and equipment rental	27,315	28,420	26,965
Business development	36,838	42,610	26,872
Professional services	62,161	71,042	52,741
Depreciation and amortization	33,292	43,471	45,937
Cost of sales	2,168	91,281	95,671
Other	53,576	98,121	62,467
Total Non-interest expenses	$1,125,474	$1,243,242	$1,300,510

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Financial Data and Metrics

(Unaudited)	Quarter Ended
	February 28, 2023	November 30, 2022	February 28, 2022
Other Data:
Number of trading days	60	63	61
Number of trading loss days[7]	3	3	8
Average VaR (in millions)[8]	$12.85	$10.62	$12.12

(Amounts in Millions, Except Other Data) (Unaudited)	Quarter Ended
	February 28, 2023	November 30, 2022	February 28, 2022
Financial position[9]:
Total assets[15]	$52,033	$51,058	$55,467
Total assets less goodwill and intangible assets for the period[15]	50,160	49,182	53,572
Cash and cash equivalents	7,509	9,703	8,501
Financial instruments owned[15]	21,083	18,666	19,581
Level 3 financial instruments owned[10,15]	819	791	636
Goodwill and intangible assets	1,873	1,876	1,895
Total equity	9,811	10,295	10,549
Total shareholders' equity	9,755	10,233	10,490
Tangible shareholders' equity[11]	7,882	8,357	8,595
Other data and financial ratios:
Leverage ratio[9,12,15]	5.3	5.0	5.3
Tangible gross leverage ratio[9,13,15]	6.4	5.9	6.2
Number of employees, at period end	5,401	5,381	5,625

Components of Denominator for Earnings Per Share

The denominators used to calculate basic and diluted earnings per share are as follows (in thousands):

Three Months Ended February 28, 2023
Weighted average common shares outstanding	227,543
Weighted average shares of restricted stock with future service	(2,128)
Weighted average restricted stock units outstanding with no future service	13,686
Denominator for basic earnings per share	239,101
Stock options and other share based awards	2,303
Senior executive compensation plan restricted stock unit awards	2,917
Mandatorily redeemable convertible preferred shares	3,774
Denominator for diluted earnings per share	248,095

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Notes
1.Annualized return on adjusted tangible equity (a non-GAAP financial measure) is defined as annualized adjusted net earnings (a non-GAAP financial measure) divided by our beginning of period adjusted tangible shareholders' equity (a non-GAAP financial measure). Refer to schedule on page 7 for reconciliation to U.S. GAAP amounts.
2.Allocated net interest represents an allocation to Asset Management of certain of our long-term debt interest expense, net of interest income on our Cash and cash equivalents and other sources of liquidity. Allocated net interest has been disaggregated to increase transparency and to present direct Asset Management revenues. We believe that aggregating Allocated net interest would obscure the revenue results by including an amount that is unique to our credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods. Refer to Selected Financial Information on page 4.
3.Shares outstanding on a fully diluted basis (a non-GAAP financial measure) is defined as common shares outstanding plus restricted stock units, stock options and other shares. Refer to schedule on page 8 for reconciliation to U.S. GAAP amounts.
4.Tangible book value per fully diluted share (a non-GAAP financial measure) is defined as adjusted tangible book value (a non-GAAP financial measure) divided by shares outstanding on a fully diluted basis (a non-GAAP financial measure). Refer to schedule on page 8 for reconciliation to U.S. GAAP amounts.
5.Allocated net interest is not separately disaggregated for Investment Banking and Capital Markets. This presentation is aligned to our Investment Banking and Capital Markets internal performance measurement.
6.Includes management and performance fees from funds and accounts managed by us as well as our share of fees received by affiliated asset management companies with which we have revenue and profit share arrangements, as well as earnings on our ownership interest in affiliated asset managers.
7.Number of trading loss days is calculated based on trading activities in our Investment Banking and Capital Markets and Asset Management business segments.
8.VaR estimates the potential loss in value of trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended November 30, 2022.
9.Amounts pertaining to February 28, 2023 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the three months ended February 28, 2023.
10.Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.
11.Tangible shareholders' equity (a non-GAAP financial measure), is defined as shareholders' equity less Intangible assets and goodwill. We believe that tangible equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.
12.Leverage ratio equals total assets divided by total equity.
13.Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and intangible assets divided by tangible equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.
14.On November 1, 2022, we completed our merger with Jefferies Group LLC. In connection with the merger, we transferred our legacy merchant banking investments to our Investment Banking and Capital Markets or Asset Management segment and reorganized the presentation of our segments and Net revenues to align with the way we are now managing our business. In addition, we have reclassified the presentation of certain line items within our Net revenues by source to streamline our financial statements to better align the presentation of our firm with the strategy of building our investment banking and capital markets and asset management businesses as we continue to reduce our legacy merchant banking portfolio. Historical periods have been recast to conform to these reclassification and presentation changes.
15.As of November 30, 2022, we have changed the accounting for our secondary trading activity related to the purchases and sales of corporate loans. Historically, we have accounted for purchases and sales of corporate loans on trade date recognizing the total amount of purchased loans within Financial instruments owned and a corresponding liability within Payables - brokers, dealers and clearing organizations and the total amount of loans sold within Financial instruments sold, not yet purchased and a corresponding asset within Receivables - brokers, dealers and clearing organizations on the Consolidated Statements of Financial Condition for the cash to be paid or received upon settlement. We have determined that it is more preferable to recognize this trading activity on a settlement date basis and recognize firm commitments to purchase and/or sell loans on the date of trade execution due to the extended settlement period for this trading activity. There was no impact to net earnings or total equity as a result of this change in accounting policy. Historical periods have been recast to conform to this change in accounting policy.

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Non-GAAP Reconciliations
The following tables reconcile our non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Annualized Return on Adjusted Tangible Equity Reconciliation
The table below reconciles our Net earnings attributable to common shareholders to adjusted net earnings and our Shareholders' equity to adjusted tangible shareholders' equity (in thousands):

	Three Months Ended February 28,
	2023	2022
Net earnings attributable to Jefferies Financial Group Inc. (GAAP)	$133,619	$327,447
Intangible amortization and impairment expense, net of tax	2,027	2,949
Adjusted net earnings (non-GAAP)	$135,646	$330,396
Annualized adjusted net earnings (non-GAAP)	$542,584	$1,321,584

	November 30,
	2022	2021
Shareholders' equity (GAAP)	$10,232,846	$10,553,755
Less: Intangible assets, net and goodwill	(1,875,576)	(1,897,500)
Less: Deferred tax asset	(387,862)	(327,547)
Less: Weighted average impact of dividends and share repurchases	(327,445)	(154,005)
Adjusted tangible shareholders' equity (non-GAAP)	$7,641,963	$8,174,703
Annualized return on adjusted tangible equity (non-GAAP)	7.1%	16.2%

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Adjusted Tangible Book Value and Fully Diluted Shares Outstanding GAAP Reconciliation

The table below reconciles our book value (shareholders' equity) to adjusted tangible book value and our common shares outstanding to fully diluted shares outstanding (in thousands, except per share amounts):

February 28, 2023
Book value (GAAP)	$9,755,244
Stock options(1)	115,161
Intangible assets, net and goodwill	(1,872,850)
Adjusted tangible book value (non-GAAP)	$7,997,555
Common shares outstanding (GAAP)	233,528
Restricted stock units ("RSUs")	13,931
Stock options(1)	5,075
Other	1,290
Fully diluted shares outstanding (non-GAAP)(2)	253,824
Book value per share outstanding	$41.77
Tangible book value per fully diluted share outstanding (non-GAAP)	$31.51

(1)
Stock options added to book value are equal to the total number of stock options outstanding as of February 28, 2023 of 5,074,740 multiplied by the weighted average exercise price of $22.69 on February 28, 2023. Stock options added to fully diluted shares are equal to the total stock options outstanding on February 28, 2023.

(2)
Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans until the performance period is complete. Fully diluted shares outstanding also include all stock options.

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